Exhibit 99.1
Modine Confidential – Please do not copy or distribute Acquisition of Climate by Design International July 1, 2025

Modine Confidential – Please do not copy or distribute Climate by Design International Sales by End Market • Climate by Design is a leading designer and manufacturer of desiccant-based dehumidification and critical process air handling equipment for use in a variety of industries including ice arenas, food processing, industrial processes, commercial buildings, and battery cell manufacturing • Founded in 1989, with 230 employees and headquartered in Owatonna, MN • The company operates in a brand new, state-of-the-art manufacturing facility • Anticipated Fiscal 2026 revenue of $45M Facility 212,000 sq. ft. Owatonna, MN Other 51% Ice Arenas 21% Rental 12% Food Processing 11% Healthcare 5%

Modine Confidential – Please do not copy or distribute • Access to markets with clear growth drivers tied to mega trends, including; ice arenas, stadiums, food processing, and battery cell manufacturing facilities Growing Modine’s Comprehensive Commercial IAQ Portfolio to revenue greater than $100M(1) Supporting Modine’s Transformation Through Strategic Acquisitions • CDI’s desiccant-based technologies strategically align with Modine’s prior acquisitions, enhancing its ability to deliver integrated, high-performance Commercial IAQ systems Modine Acquisition Priorities and Objectives • CDI’s solutions anticipate tomorrow’s environmental and operational demands • Expand product portfolio to increase the overall mix of systems solutions • Secure next-generation products and technology to meet market demand • Enter new adjacent markets, with mission-critical thermal needs, leveraging our core competencies Climate by Design International (CDI) July 2023 Chillers and Heat Pumps March 2024 Custom Air Handlers 1. Based on pro forma next twelve months as of July 1st, 2025

Modine Confidential – Please do not copy or distribute Attractive Markets with Strong Growth Opportunities Source: Oppenheimer & Co. Leader in markets requiring precise environmental control: ice arenas, food processing facilities, surgical suites, mobile humidity control, and battery manufacturing facilities for passenger, commercial, and energy storage. These markets are served through a combination of sales representatives, original equipment manufacturers, and direct accounts. Ice Arenas Healthcare Battery Cell Manufacturing End Markets Served Description Products Comprehensive suite of desiccant-based dehumidification and critical process air handling equipment that covers a wide range of humidity requirements. Available in custom and standard configurations. Market Opportunity Ice Arenas, Food Processing, Healthcare, and Rental markets are anticipated to grow faster than GDP driven by secular mega-trends in reshoring, environmental risk mitigation, and aging population. The battery manufacturing market is in a temporary digestion period from excess capacity but is forecasted to grow at a ~20% CAGR from 2025 to 2030. Dynamics (Percent of 2025 YTD Revenue) Leading provider of highly engineered solutions for Critical Humidity Control in high-growth end markets Food Processing Rental 61% 21% 18% Desiccant AHU Other 75% 20% Sales Rep Direct OEM 71% 22% Custom Standard Parts and Service

Modine Confidential – Please do not copy or distribute Transaction Highlights 1. Based on Modine’s net leverage as of March 31, 2025 and pro forma impact of acquisitions ~$65mm purchase price Accretive to earnings per share (before synergies) ~1.1x(1) estimated pro forma net leverage Below 10x Transaction Multiple (EV/FWD EBITDA) July 1, 2025 closing date Cash Deal maintaining a strong balance sheet and liquidity position

Modine Confidential – Please do not copy or distribute Forward-Looking Statements This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025 and under Forward-Looking Statements in Item 7 of Part II of that same report. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.